UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2008

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Riverfront Boulevard
Elmwood Park, New Jersey		07407
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 30, 2008, Sealed Air Corporation (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission announcing that it was implementing a cost reduction and productivity program (the “Original Filing”).  The Company is filing this Form 8-K/A to disclose updated information concerning the program.

Item 2.05        Costs Associated with Exit or Disposal Activities.

Cost Reduction and Productivity Program

During the third quarter of 2008, the Company implemented the cost reduction and productivity program that was previously announced in the Original Filing, including a voluntary termination severance program that was offered to employees in the United States.  As a result, the Company recorded a $60 million pre-tax charge for severance costs.  During the fourth quarter of 2008, the Company expects to incur additional severance and other personnel and facility closure costs associated with the program.  The personnel portion of this program is expected to be fully implemented in 2008.  Cash payments related to severance benefits have already begun in the third quarter.

The Company expects to incur moderate costs associated with facility closures and additional cash payments related to severance benefits in 2009, with severance payments dropping to a modest level thereafter.

In connection with its cost reduction and productivity program the Company expects to achieve annual savings from this program of approximately $50 to $60 million beginning in 2009.  The savings will appear in both cost of sales and operating expenses.

The Company will provide additional information regarding the expected expenditures to be incurred and savings in connection with the program once such amounts are determined.

Cautionary Notice Regarding Forward Looking Statements

Some of the statements made by the Company in, or incorporated by reference in, this Current Report on Form 8-K/A are forward-looking.  These statements include comments as to future events and trends affecting the Company’s business, which are based upon management’s current expectations and are necessarily subject to risks and uncertainties, many of which are outside the control of the Company.  Forward-looking statements can be identified by such words as “estimates,” “expects,” “intends,” “plans,” “should,” “will” and similar expressions.  The following are important factors that the Company believes could cause actual results to differ materially from those in the Company’s forward-looking statements:  changes in raw material and energy costs; general economic conditions; credit availability and pricing; conditions in the markets that the Company serves; the success of the Company’s growth, profitability and global manufacturing strategies and its cost reduction and productivity program; the effects of animal and food-related health issues; tax, interest and foreign exchange rates; and legal proceedings.  A more extensive list and description of these and other such factors can be found under the headings “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” which appear in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By:	/s/ Mary A. Coventry
Name:	Mary A. Coventry
Title:	Vice President

Dated:  October 29, 2008